   As filed with the Securities and Exchange Commission on December 18, 2000
                         Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                              LSI LOGIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         -----------------------------

           DELAWARE                                       94-2712976
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)


                            1551 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                                 (408) 433-8000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         -----------------------------

       SYNTAX SYSTEMS, INC. RESTATED STOCK OPTION PLAN OF JANUARY 5, 1999
                               (FULL NAME OF PLAN)

                         -----------------------------

                              DAVID G. PURSEL, ESQ.
                             VICE PRESIDENT, GENERAL
                              COUNSEL AND SECRETARY
                              LSI LOGIC CORPORATION
                             1551 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                                 (408) 433-8000

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         -----------------------------

                                   Copies to:

                             LARRY W. SONSINI, ESQ.
                             KATHLEEN B. BLOCH, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300

                         -----------------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
          TITLE OF EACH CLASS                      AMOUNT                 PROPOSED               PROPOSED             AMOUNT OF
            OF SECURITIES TO                       TO BE                   MAXIMUM                MAXIMUM            REGISTRATION
             BE REGISTERED                       REGISTERED               OFFERING               AGGREGATE               FEE
                                                                            PRICE                OFFERING
                                                                        PER SHARE (1)            PRICE (1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under Syntax
Systems, Inc. Restated Stock Option
Plan of January 5, 1999...............           611, 241               $9.25                   $5,653,979.25          $1,492.65
====================================================================================================================================

(1) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Computation based on the weighted average per share price (rounded to the nearest cent) of options granted under the referenced plans, the shares issuable under which are registered hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

(1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

(2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended April 2, 2000, July 2, 2000, and October 1, 2000;

(3) The Registrant's Current Reports on Form 8-K dated January 26, 2000, February 15, 2000, February 24, 2000, April 27, 2000, May 24, 2000, July
     26, 2000, July 28, 2000, October 25, 2000, and December 12, 2000;

(4) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A dated August 29, 1989, including any amendments or reports filed for the purpose of updating such description; and

(5) The description of the Registrant's Amended and Restated Preferred Shares Rights Agreement in the Registrant's Registration Statement on Form 8-A-12G/A dated December 8, 1998.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Section 10 of the Certificate of Incorporation and Article VI of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons, who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into indemnification agreements with its directors and officers pursuant to which the Company has agreed to indemnify such individuals and to advance expenses incurred in defending any action or proceeding to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                            DESCRIPTION
 4.1      Syntax Systems, Inc. Restated Stock Option Plan of January 5, 1999.
 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2      Consent of Counsel (contained in Exhibit 5.1).
24.1      Power of Attorney (see page II-4).


ITEM 9. UNDERTAKINGS.

     (a)  Rule 415 Offering. The undersigned registrant hereby undertakes:

          1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 ((Section )239.13 of this chapter) or Form S-8 ((Section )239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on December 18, 2000.

                                    LSI LOGIC CORPORATION

                                    By /s/  Wilfred J. Corrigan
                                       ----------------------------------------
                                       WILFRED J. CORRIGAN, CHAIRMAN, CHIEF
                                       EXECUTIVE OFFICER AND DIRECTOR

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Wilfred J. Corrigan and Bryon Look, and each of them, as his true and lawful attorneys-in-fact and agents, each with power of substitution, for him in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments to this Registration Statement) and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and all post-effective amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each of them with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on December 18, 2000.

           SIGNATURE                                   TITLE
/s/ Wilfred J. Corrigan             Chairman, Chief Executive Officer and Director
--------------------------------       (Principal Executive Officer)
    Wilfred J. Corrigan

/s/ Bryon Look                      Executive Vice President and Chief Financial Officer
--------------------------------       (Principal Financial Officer and Principal
        Bryon Look                     Accounting Officer)


/s/ R. Douglas Norby                Director
--------------------------------
     R. Douglas Norby

/s/ T.Z. Chu                        Director
--------------------------------
         T.Z. Chu

/s/ Malcom R. Currie                Director
--------------------------------
     Malcom R. Currie

/s/ James H. Keyes                  Director
--------------------------------
      James H. Keyes

/s/ Matthew J. O'Rourke             Director
--------------------------------
    Matthew J. O'Rourke

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
 4.1      Syntax Systems, Inc. Restated Stock Option Plan of January 5, 1999.
 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2      Consent of Counsel (contained in Exhibit 5.1).
24.1      Power of Attorney (see page II-4).